Exhibit 99.1

Press Release:

LINDBLAD EXPEDITIONS HOLDINGS, INC. APPOINTS PAM KAUFMAN TO BOARD OF DIRECTORS

NEW YORK, NY – MARCH 18, 2024 – Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND; the “Company” or “Lindblad Expeditions”), recognized global leader and a pioneer in the expedition cruises and adventure travel industry, today announced that its Board of Directors (“Board”) has appointed Pam Kaufman, a proven global media and entertainment executive, as a new independent director.

Ms. Kaufman currently serves as the President and Chief Executive Officer of International Markets, Global Consumer Products & Experiences for Paramount, one of the world’s largest entertainment companies. In this role, Ms. Kaufman leads the continued globalization of Paramount’s operations, driving growth of the company’s international business which includes an expansive streaming portfolio, free-to-air broadcast networks in four countries, and an extensive suite of iconic brands including Nickelodeon and MTV. She also oversees the Global Consumer Products and Experiences organization, representing well over $6 billion in worldwide retail revenue. From SpongeBob SquarePants to Yellowstone, she takes beloved characters and builds them into global, commercially successful brands that resonate with fans worldwide, while also extending into themed entertainment experiences from live shows to award-winning hotels and resorts.

“We are thrilled to add Pam Kaufman, one of the world’s best global brand builders, to our Lindblad Board of Directors,” said Mark D. Ein, Chairman of the Board. “Pam’s proven leadership in growing iconic brands and hospitality experiences internationally is a perfect fit for some of our highest priority commercial goals.”

“We warmly welcome Pam to our Board of Directors, another step on our journey as industry pioneers in expedition travel as we capitalize on the massive growth of interest in expedition travel,” said Sven-Olof Lindblad, Founder and Chief Executive Officer of Lindblad Expeditions and a member of the Board. “Pam’s appreciation of the company’s mission will help her advise our business, expand our ideas and increase our relevance in supporting the necessary strategies. I know Pam will fit right in with the Lindblad ethos leveraging her vast brand-building experience, keen international expertise and philanthropic passion.”

Ms. Kaufman commented, “I was fortunate enough to experience one of the most spectacular journeys of my life with Lindblad Expeditions, and know first-hand how transformational these trips can be. With a deep background in building and globalizing brands and successfully scaling businesses to countries around the world, I can’t wait to join the Lindblad Expeditions Board of Directors to partner with this team to bring these exceptional, nature-oriented, and culturally immersive experiences to everyone who wants to explore the world in an extraordinary way.”

About Pam Kaufman

Pam Kaufman is President and CEO of International Markets, Global Consumer Products & Experiences for Paramount, one of the world’s largest entertainment companies.

Pam is responsible for leading the continued globalization of Paramount’s operations, driving growth of the company’s international business which includes an expansive streaming portfolio, free-to-air broadcast networks in four countries, and an extensive suite of iconic brands including Nickelodeon and MTV. Under Pam’s leadership, the company has expanded Paramount+ globally, with the service now streaming in 45 markets, and has continued to expand Pluto TV, which is live in more than 35 territories.

Pam also oversees the Global Consumer Products and Experiences organization, representing well over $6 billion in worldwide retail revenue. The organization covers a diverse slate of franchises, brands, and content from across the Paramount portfolio including Mean Girls, PAW Patrol, South Park, SpongeBob SquarePants, Star Trek, Teenage Mutant Ninja Turtles, Top Gun, and Yellowstone, among others. Pam’s oversight includes worldwide product merchandising and licensing as well as business development, marketing, franchise planning, creative strategy, retail sales and consumer insights. In addition, Pam’s purview includes key brand extensions like Gaming, Themed Entertainment including live tours, theme parks, and hotels, including the award-winning Nickelodeon Hotels & Resorts in Riviera Maya and Punta Cana.

Under Pam's leadership, the Paramount Consumer Products team established a Diversity, Equity & Inclusion initiative, focusing on People & Culture, to build meaningful connections and start brave conversations across our partnerships, products, and the industry as a whole. She also launched Paramount’s Impact Series, an ongoing initiative to better equip employees with the tools they need to support gender equity in the workplace and beyond. Pam is the Executive Sponsor of Paramount’s Women+ Employee Resource Group (ERG), where she champions women and allies of all levels across the company, by serving as a liaison between this group and the company’s Senior Leadership Team to scale inclusivity efforts across the organization.

Pam is a member of the Board of Directors of the Rock and Roll Hall of Fame Foundation, and, as a passionate advocate for women and families, serves on the board of the Pace Women’s Justice Center. Pam also joined the board of Stella McCarney Ltd. In 2022.

Most recently, Pam was inducted into the Licensing International Hall of Fame in 2023 and landed on the Variety Dealmakers Impact Report in 2022. She has received many other awards and accolades throughout her career, including the Wonder Women Mentorship Award from Women in Toys in 2019.

Pam earned her Bachelor of Arts in Public Communication from The American University in Washington D.C. In addition, she was awarded an Honorary Doctorate of Humanities in 2019, when she delivered the Commencement address for The American University School of Communications.

About Lindblad Expeditions Holdings, Inc.:

Lindblad Expeditions Holdings, Inc. is an expedition travel company that focuses on ship-based voyages through its Lindblad Expeditions brand and land-based travel through its subsidiaries, Natural Habitat, Inc. (“Natural Habitat”), Off the Beaten Path LLC (“Off the Beaten Path”), DuVine Cycling + Adventure Co. (“DuVine”), and Classic Journeys, LLC (“Classic Journeys”).

Lindblad works in partnership with National Geographic to inspire people to explore and care about the planet. The organizations work in tandem to produce innovative marine expedition programs and promote conservation and sustainable tourism around the world. The partnership's educationally oriented voyages allow guests to interact with and learn from leading scientists, naturalists and researchers while discovering stunning natural environments, above and below the sea, through state-of-the-art exploration tools.

Natural Habitat partners with the World Wildlife Fund to offer and promote conservation and sustainable travel that directly protects nature. Natural Habitat's adventures include polar bear tours in Churchill, Canada, Alaskan grizzly bear adventures and African safaris.

Classic Journeys is a luxury cultural walking tour company that operates a portfolio of curated tours centered around cinematic walks led by expert local guides. Classic Journeys offers active small-group and private custom journeys in over 50 countries around the world.

DuVine designs and leads luxury bike tours in the world's most amazing destinations, from Italy's sun-bleached villages and the medieval towns of Provence to Portugal’s Douro Valley and the vineyards of Napa, California. Guests bike, eat, drink, and sleep their way through these regions and many more while sampling the finest cuisine, hotels, and wine.

Off the Beaten Path is an outdoor, active travel company offering guided small group adventures and private custom journeys that connect travelers with the wild nature and authentic culture of their destinations. Off the Beaten Path’s trips extend across the globe, with a focus on exceptional national park experiences in the Rocky Mountains, Desert Southwest, and Alaska.

Media Contact:

Caitlin Gardner, Lindblad Expeditions: caitling@expeditions.com

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